UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
________________________
FORM 8-K
_______________________

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012 (December 10, 2012)

FORWARD AIR CORPORATION
(Exact name of registrant as specified in its charter)

Tennessee	000-22490	62-1120025
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

430 Airport Road Greeneville, Tennessee	37745
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (423) 636-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT.
Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Annual Incentive Awards
On December 10, 2012, Forward Air Corporation (the “Company”) authorized the payment of annual incentive awards for fiscal 2012 performance to eligible participants under a two-step process, with 90% of the projected annual cash incentive award to be paid on or before December 31, 2012, and the balance, if any, to be paid in the first quarter of 2013. The amount of the payment made on or before December 31, 2012 will be determined based on the Company's projected income from operations for fiscal year 2012. The annual cash incentive award will be calculated in accordance with the annual performance plan that was adopted by the Compensation Committee in February 2012. The Company will enter into written recoupment agreements with the employees receiving a portion of their annual incentive award payments on or before December 31, 2012. The written recoupment agreements allow the Company to recoup any monies that are later proved not to be owing under the Company's 2012 annual incentive performance plan. To facilitate any such repayment, the Company will be entitled to offset any other compensation payable from the Company until the overpayment has been recouped in full. Annual incentive award payments for fiscal year 2012 performance that are paid on or before December 31, 2012 are also subject to the compensation recoupment policy that is discussed in more detail below.
Executive Severance and Change in Control Plan
On December 10, 2012, the Company adopted an executive severance and change in control plan (the “Severance Plan”), effective January 1, 2013. The Severance Plan is applicable to selected employees of the Company, including the Company's executive officers (other than its Chief Executive Officer whose severance is governed by the terms of his employment agreement).
The Severance Plan provides for the payment of severance benefits to participants in the event their employment is involuntarily terminated by the Company (other than for cause or upon death or disability, as those terms are defined in the Severance Plan) or by the participant for good reason (as defined in the Severance Plan) (collectively, “Involuntary Terminations”). The circumstances that permit a participant to terminate employment for good reason and receive severance benefits after a Change in Control (as defined in the Severance Plan) differ from the more limited circumstances that permit a termination of employment for good reason prior to or absent a Change in Control. Subject to the terms and conditions of the Severance Plan, eligible participants would be entitled to the following severance benefits upon an Involuntary Termination, in addition to any accrued obligations (such as unpaid salary through the termination date) and vested amounts to which they may be entitled under the Company's benefit plans:

•
Pro-rata annual incentive for the fiscal year in which the termination occurs based on actual performance results, if the termination date is prior to or absent a Change in Control and a pro-rata target annual incentive for the fiscal year in which the termination occurs, if the termination date is on or within two years following a Change in Control;

•
a lump sum severance payment in an amount equal to the participant's annualized base salary in effect on his or her termination date if the termination date is prior to or absent a Change in Control, or equal to two times the sum of the participant's base salary and target annual incentive (each determined as of the termination date) if the termination date is on or within two years following a Change in Control;

•
a lump sum healthcare assistance payment in an amount equal to the excess of the monthly COBRA premium to provide the group medical, dental, vision, and/or prescription drug plan benefits the participant had been receiving before the termination above the monthly premium payable by active employees under the Company's healthcare plan for similar coverage, multiplied by 12 months if the termination date is prior to or absent a Change in Control, or by 24 months if the termination date is on or within two years following a Change in Control; and

•	access to up to $20,000 of employer-paid outplacement services for 12 months following termination.

A condition to participating in the Severance Plan is the execution of a non-competition and non-solicitation agreement with respect to the Company's employees and customers for a specified period following the termination of employment. In addition, any severance benefits payable under the Severance Plan are subject to the execution by the participant of a general release of claims against the Company and certain affiliated persons and entities. The Severance Plan does not provide for any tax gross-up payments to participants.
The foregoing summary of the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the full text of the Severance Plan, a copy of which is filed as Exhibit 10.1 to this Current Report and incorporated by reference.
Recoupment Policy
On December 10, 2012, the Company also adopted a discretionary incentive compensation recoupment policy (the “Recoupment Policy”) that is applicable to its executive officers and certain other specified employees. Upon the occurrence of certain triggering events as defined in the Recoupment Policy, the Company may determine it to be appropriate to recover incentive compensation provided by the Company from one or more affected executive officers, including, but not limited to, bonuses, annual, periodic or long-term cash incentive compensation, stock-based awards and the Company stock acquired thereunder, and sale proceeds realized from the sale of Company stock acquired through stock-based awards. The Company may consider whether any executive officer received incentive compensation that in fact was not warranted based on an accounting restatement or revised financial or operating measure. Pursuant to the Recoupment Policy, the Company may also consider the accountability of any executive officer whose acts or omissions were responsible in whole or in part for the events that led to the accounting restatement or negative revision. To facilitate enforcement of the Recoupment Policy, each covered executive will be required to enter into a letter agreement with the Company acknowledging the terms of the Recoupment Policy.
The foregoing summary of the Recoupment Policy does not purport to be complete and is qualified in its entirety by reference to the full text of the Recoupment Policy, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated by reference.
SECTION 8. OTHER EVENTS.
Item 8.01 Other Events
Executive Stock Ownership and Retention Guidelines
On December 10, 2012, the Compensation Committee of the Board of Directors (the “Board”) of the Company adopted executive stock ownership and retention guidelines (the “Ownership Guidelines”), to be effective January 1, 2013, that are applicable to the Company's executive officers and other executives holding a title of senior vice president or above. The Ownership Guidelines require covered executives to own, and hold during his or her tenure with the Company, shares of the Company's common stock sufficient in number to satisfy the relevant amount specified below as a multiple of the executive's annual base salary:

Position	Value of Common Stock to be Owned
Chief Executive Officer	3 times base salary
Executive Vice Presidents and Senior Vice Presidents	2 times base salary
Chief Accounting Officer	1 times base salary

Shares of the Company's common stock that count toward satisfaction of the requisite ownership level include, unless beneficial ownership therein is disclaimed: (i) shares owned outright by the executive, his or her spouse or minor children, whether held individually or jointly; (ii) shares held in a trust, family limited partnership or similar entity solely for the economic benefit of the executive and/or his or her spouse or minor children; (iii) vested stock units; and (iv) shares held in trust under any Company savings, retirement or deferred compensation plan. The following shares do not count toward the requisite ownership level: (a) shares of unvested restricted stock and unvested stock units; (b) shares underlying unexercised stock options, whether vested or unvested; (c) unvested or unearned performance share awards or performance units; and (d) pledged or hypothecated shares of the Company's common stock.
Until the requisite ownership level is achieved, the covered executive is required to retain 50% of the net number of shares of common stock acquired through Company-provided stock-based awards, after payment of the exercise price (if any) and taxes, as a result of the exercise of stock options, the vesting of restricted stock awards, the delivery of shares in settlement of stock units or performance share awards, or the delivery of shares to the executive through any other incentive compensation arrangement of the Company. This retention requirement applies only to stock-based awards that are granted on or after January 1, 2013. No retention requirement applies under the Ownership Guidelines to shares acquired in excess of the requisite ownership level.
The foregoing summary of the Ownership Guidelines does not purport to be complete and is qualified in its entirety by reference to the full text of the Ownership Guidelines.
SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed as part of this Report.

No.	Exhibit
10.1	Forward Air Corporation Executive Severance and Change in Control Plan, effective as of January 1, 2013
10.2	Forward Air Corporation Recoupment Policy, effective as of January 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORWARD AIR CORPORATION
Date: December 14, 2012	By:	/s/ Matthew J. Jewell
Matthew J. Jewell Executive Vice President, Chief Legal Officer and Secretary

EXHIBIT INDEX

No.	Exhibit
10.1	Forward Air Corporation Executive Severance and Change in Control Plan, effective as of January 1, 2013
10.2	Forward Air Corporation Recoupment Policy, effective as of January 1, 2013